Exhibit 10.16.1
OAKTREE CAPITAL GROUP HOLDINGS, L.P.
OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

CONFIDENTIAL
February 25, 2020
Jay S. Wintrob
c/o Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071

Re:     Amendment to Equity Value Unit Grant Agreement
Dear Mr. Wintrob:
Reference is made to that certain grant agreement with Oaktree Capital Group Holdings, L.P. (“OCGH”) and Oaktree Capital Group Holdings GP, LLC dated as of December 2, 2014 pursuant to which OCGH granted you 2,000,000 “EVUs” (as most recently amended and restated on February 20, 2018, the “A&R EVU Grant Agreement”). Effective as of September 30, 2019 the A&R EVU Grant Agreement is further amended as provided herein.
Any defined term or other reference in the A&R EVU Grant Agreement to any volume weighted average trading price of Class A Units (“VWAP”) shall be replaced with the term “Current Equity Value” as defined in the Third Amended and Restated Exchange Agreement, dated as of September 30, 2019, between OCGH, certain affiliates of OCGH, the limited partners of OCGH and Brookfield Asset Management Inc. (the “A&R Exchange Agreement”) and measured as of the Exchange Date (as defined in the A&R Exchange Agreement) most recently preceding the date of reference in the A&R EVU Grant Agreement (i.e., the date based on which the applicable period of trading days over which any VWAP is measured was calculated). Notwithstanding the foregoing, if a date of reference corresponds to a fiscal year end, the applicable Exchange Date shall be the next Exchange Date following such fiscal year end, which is expected to occur within 120 days after such fiscal year end. In addition, in the “EVUs” subsection of Section 2 of the A&R EVU Grant Agreement, the phrase “Units of the type that are eligible to be exchanged pursuant to the Exchange Agreement” shall be deleted and replaced with “common units of OCGH.”
This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
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If you agree to and accept the foregoing please so indicate by signing this letter agreement in the space provided below and returning a signed copy to the undersigned.

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC
On behalf of itself and as general partner on behalf of
OAKTREE CAPITAL GROUP HOLDINGS, L.P.

By: /s/ Howard S. Marks
Name: Howard S. Marks
Title: Co-Chairman

By: /s/ Bruce A. Karsh
Name: Bruce A. Karsh
Title: Co-Chairman and Chief Investment Officer
I agree and accept the terms set out above as of the date of this Agreement.

/s/ Jay S. Wintrob
JAY S. WINTROB

THE EVUs REFERRED TO HEREIN HAVE NOT BEEN REGISTERED WITH OR QUALIFIED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES REGULATORY AUTHORITY OR ANY OTHER REGULATORY AUTHORITY OF ANY OTHER JURISDICTION. SUCH UNITS ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS. THE EVUs CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF, IN EACH CASE, EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THIS AGREEMENT AND OTHER GRANT DOCUMENTS AND THE SECURITIES LAWS OF ALL APPLICABLE JURISDICTIONS. INCLUDING APPLICABLE U.S. FEDERAL AND STATE SECURITIES LAWS.

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